Exhibit for N-SAR ITEM 77 Q1(E)


     1. Investment Advisory Agreement among Heritage Capital Appreciation Trust (the "Trust"), Heritage Growth and Income Trust, Heritage Income Trust, Heritage Series Trust and Heritage Asset Management, Inc. is incorporated by reference to Post-Effective Amendment No. 33 to the Trust's Registration Statement on Form N-1A filed on December 29, 2006 (SEC Accession No. 0001193125-06-261781).

     2. Subadvisory agreement between Heritage Asset Management, Inc. and Eagle Asset Management, Inc. is incorporated by reference to Post-Effective Amendment No. 33 of Heritage Growth and Income Trust filed on December 29, 2006 (SEC Accession No. 0001193125-06-261781).

     3. Subadvisory Agreement between Heritage Asset Management, Inc. and Thornburg Investment Management is incorporated by reference Post-Effective Amendment No. 33 of Heritage Growth and Income Trust filed on December 29, 2006 (SEC Accession NO. 0001193125-06-261781).